United States

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 30, 2026

Date of Report (Date of earliest event reported)

Cheetah Net Supply Chain Service Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41761	81-3509120
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8707 Research Drive, Irvine, California	92618
(Address of Principal Executive Offices)	(Zip Code)

(949) 740-7799

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	CTNT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously disclosed in the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on August 26, 2026, on August 21, 2026, Cheetah Net Supply Chain Service Inc. (the “Company”) entered into a sales agreement (the “Sales Agreement”) with Pacific Century Securities, LLC, as sales agent, pursuant to which the Company may offer and sell, from time to time, shares of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), having an aggregate offering price of up to $35,280,213.01 (the “ATM Offering”).

As of September 25, 2026, the Company sold an aggregate of approximately 196,850,000 shares of Class A Common Stock under the ATM Offering, without giving effect to the Reverse Stock Split (as hereinafter defined).

As previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on September 23, 2026, the Company effected a 1-for-150 reverse stock split of its Class A Common Stock and Class B Common Stock, which became market effective on September 28, 2026 (the “Reverse Stock Split”).

After giving effect to the Reverse Stock Split as of the date of this Current Report on Form 8-K, after adjustment for the treatment of fractional shares, the Company has approximately 1,332,087 shares of Class A Common Stock and approximately 1,358 shares of Class B Common Stock issued and outstanding.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 30, 2026

Cheetah Net Supply Chain Service Inc.

By:	/s/ Huan Liu
Huan Liu
Chief Executive Officer, Interim Chief Financial Officer, Director, and Chairman of the Board of Directors